Exhibit 99

NEWS

ANADARKO ANNOUNCES 2016 FOURTH-QUARTER
AND FULL-YEAR RESULTS

HOUSTON, Jan. 31, 2017 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2016 fourth-quarter results, reporting a net loss attributable to common stockholders of $515 million, or $0.94 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased the net loss by $243 million, or $0.44 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the fourth quarter of 2016 was $1.12 billion.
For the year ended Dec. 31, 2016, Anadarko reported a net loss attributable to common stockholders of $3.07 billion, or $5.90 per share (diluted). Full-year 2016 net cash provided by operating activities totaled $3.00 billion.

2016 HIGHLIGHTS

•	Surpassed initial sales-volume expectations by 11 million barrels of oil equivalent (BOE) on a same-store-sales basis,(2) while keeping capital investments within initial guidance

•	Closed more than $4.0 billion of monetizations in 2016, with an additional $3.5 billion of announced divestitures, which are expected to close in the first quarter of 2017

•	Achieved operating milestones including production records at Lucius, Caesar/Tonga and in the Delaware and DJ basins, as well as first oil at Heidelberg and TEN

•	Closed the immediately accretive Freeport-McMoRan deepwater Gulf of Mexico acquisition

•	Increased the expected five-year compounded annual oil growth rate to 12 to 14 percent

“Our employees did outstanding work over the past year to overcome the prolonged market challenges and sharpen the company’s competitive focus going forward,” said Al Walker, Anadarko Chairman, President and CEO. “As a result of these actions, we have a stronger balance sheet, an improved cost structure, and a more concentrated portfolio focused on higher-margin oil production provided by our leading positions in the Delaware and DJ basins and the deepwater Gulf of Mexico. These accomplishments, along with our monetization activities, the cash-generating capabilities of our international operations, a successful exploration program, and the acquisition of Freeport-McMoRan’s Gulf of Mexico properties, have created strong momentum going into 2017. We are already increasing investments in our three ‘Ds’

to drive a five-year compounded annual oil growth rate of 12 to 14 percent, and I believe Anadarko is in a better position today to deliver value than at any time in my tenure with the company.”

SALES VOLUMES AND PROVED RESERVES
Anadarko’s full-year sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 290 million BOE, or an average of 793,000 BOE per day. Fourth-quarter 2016 sales volumes of oil, natural gas and NGLs averaged approximately 774,000 BOE per day.
In 2016, Anadarko organically added 300 million BOE of proved reserves before the effects of price revisions. Anadarko’s costs incurred were $5.63 billion, which includes $2.45 billion of acquisition costs. The company’s oil and natural gas exploration and development costs were $3.21 billion.(3) The company estimates its proved reserves at year-end 2016 totaled 1.72 billion BOE, with 77 percent of its reserves categorized as proved developed. At year-end 2016, Anadarko’s proved reserves were comprised of 57 percent liquids and 43 percent natural gas.

OPERATING HIGHLIGHTS
In 2016, Anadarko reduced its capital investments by approximately 50 percent relative to 2015, excluding capital investments associated with Western Gas Partners, LP (NYSE: WES), yet delivered significant sales-volume increases in its two most attractive U.S. onshore operating areas – the Delaware and DJ basins. Sales volumes in the Delaware Basin averaged approximately 45,000 BOE per day, including an increase of 8,000 barrels of oil per day (BOPD), representing a 50-percent increase over 2015. In the DJ Basin, sales volumes averaged 244,000 BOE per day – a 20,000-BOE per day increase over 2015. The company increased rig activity in both basins during the year, ending 2016 with nine operated rigs in the Delaware Basin and five operated rigs in the DJ Basin, compared to six rigs in the Delaware and two in the DJ in the first quarter of 2016.
In December, Anadarko closed the acquisition of Freeport-McMoRan’s deepwater Gulf of Mexico properties for $1.8 billion net of purchase-price adjustments, providing the company with the largest number of floating production facilities in the Gulf and doubling its net sales volumes from the region to more than 160,000 BOE per day. Also in the Gulf, the company announced exploration success at the Warrior prospect, which is a likely tieback to the company’s Marco Polo facility. Anadarko expects to spud an appraisal well to Warrior in the second quarter of 2017. Additionally, a successful appraisal well was drilled at the Phobos discovery, which is being evaluated as a possible tieback to Anadarko’s Lucius facility.
Internationally, Anadarko’s operations in Algeria continued to produce at their highest level since 2009, with gross production averaging 404,000 BOE per day during the fourth quarter. Meanwhile, the

TEN project offshore Ghana, which achieved first oil in August, successfully ramped gross production to an average of approximately 54,000 BOPD in December.

OPERATIONS REPORT
For additional details on Anadarko’s fourth-quarter 2016 operations and exploration program, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
Anadarko ended 2016 with $3.2 billion of cash on hand. During the year, the company generated $3.0 billion of net cash provided by operating activities and closed monetizations totaling more than $4.0 billion. Anadarko also has announced the divestitures of its Eagleford and Marcellus shale positions totaling more than $3.5 billion, which are expected to close during the first quarter of 2017. During the fourth quarter, the company redeemed its remaining $750 million of 2017 debt maturities. Subsequent to year end, the company further strengthened its liquidity position by renewing its $2.0 billion, 364-day credit facility with a new maturity in 2018.

CONFERENCE CALL TOMORROW AT 8 A.M. CST, 9 A.M. EST
Anadarko will host a conference call on Wednesday, Feb. 1, 2017, at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2016 results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 9799112. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including costs incurred, proved reserves and current hedge positions.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of same-store sales volumes, which reflects both acquisitions and divestitures.

(3) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2016, the company had 1.72 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to realize its expectations regarding performance, finalize year-end reserves, timely complete and commercially operate the projects and drilling prospects identified in this news release, and consummate the transactions described in this news release. See “Risk Factors” in the company’s 2015 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

#            #            #
Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jim Grant, james.grant@anadarko.com, 832.636.8320
Pete Zagrzecki, pete.zagrzecki@anadarko.com, 832.636.7727

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended December 31, 2016
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$(515)	$(0.94)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$304	193	0.35
Gains (losses) on divestitures, net	(241)	(155)	(0.28)
Impairments
Producing and general properties	(166)	(101)	(0.18)
Exploration assets	(149)	(115)	(0.21)
Restructuring charges	(26)	(16)	(0.03)
Early termination of rig	(49)	(32)	(0.06)
Loss on early extinguishment of debt	(31)	(20)	(0.04)
Environmental reserves	21	13	0.03
Change in uncertain tax positions (FIN 48)		(10)	(0.02)
Certain items affecting comparability	$(337)	(243)	(0.44)
Adjusted net income (loss)		$(272)	$(0.50)

*	Includes $483 million related to interest-rate derivatives and $(179) million related to commodity derivatives.

	Quarter Ended December 31, 2015
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders		$(1,250)	$(2.45)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$139	88	0.17
Gains (losses) on divestitures, net (after noncontrolling interest)	(7)	(5)	(0.01)
Impairments
Producing properties (after noncontrolling interest)	(1,205)	(761)	(1.50)
Exploration assets	(144)	(93)	(0.18)
Clean Water Act penalty accrual	(70)	(70)	(0.14)
Settlement accrual	(74)	(47)	(0.09)
Inventory adjustments	(38)	(25)	(0.05)
Environmental reserves	(29)	(18)	(0.03)
Other adjustments	(13)	(10)	(0.02)
Change in uncertain tax positions (FIN 48)	—	(13)	(0.03)
Certain items affecting comparability	$(1,441)	(954)	(1.88)
Adjusted net income (loss)		$(296)	$(0.57)

*	Includes $32 million related to interest-rate derivatives, $106 million related to commodity derivatives, and $1 million related to gathering, processing, and marketing sales.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes oil and natural gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year excluding acquisition costs and certain obligations to be paid in future periods.

millions	Year Ended December 31, 2016
Costs incurred	$5,633
Costs incurred related to the Gulf of Mexico acquisition*	(2,454)
Asset retirement obligation liabilities incurred	(191)
Cash expenditures for asset retirement obligations	222
Oil and natural gas exploration and development costs	$3,210

*	Includes capitalized asset retirement costs.

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	December 31, 2016
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt	$15,323	$3,119	$12,204
Less cash and cash equivalents	3,184	359	2,825
Net debt	$12,139	$2,760	$9,379

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$12,139	$9,379
Total equity		15,497	12,212
Adjusted capitalization		$27,636	$21,591

Net debt to adjusted capitalization ratio	44%	43%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko and WES is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
millions	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$(452)	$(1,524)	$(2,808)	$(6,812)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,099	1,022	4,301	4,603
Deferred income taxes	(117)	(525)	(1,238)	(3,152)
Dry hole expense and impairments of unproved properties	313	274	613	2,267
Impairments	166	1,504	227	5,075
(Gains) losses on divestitures, net	241	19	757	1,022
Loss on early extinguishment of debt	31	—	155	—
Total (gains) losses on derivatives, net	(342)	(223)	292	(100)
Operating portion of net cash received (paid) in settlement of derivative instruments	38	84	267	335
Other	86	101	342	320
Changes in assets and liabilities*	60	(475)	92	(5,435)
Net Cash Provided by (Used in) Operating Activities**	$1,123	$257	$3,000	$(1,877)
Net Cash Provided by (Used in) Investing Activities	$(1,506)	$(1,075)	$(2,762)	$(4,771)
Net Cash Provided by (Used in) Financing Activities	$(413)	$(314)	$2,008	$220

Capital Expenditures***	$993	$1,313	$3,314	$5,888

*	The year ended December 31, 2015, includes a $5,210 million decrease for the Tronox-related contingent liability.

**
Restructuring charges (excluding stock-based compensation) were $23 million for the quarter ended December 31, 2016, and $357 million for the year ended December 31, 2016. Cash payments for restructuring charges were $30 million for the quarter ended December 31, 2016, and $247 million for the year ended December 31, 2016.

***Includes Western Gas Partners, LP (WES) capital expenditures of $135 million for the quarter ended December 31, 2016, and $120 million for the quarter ended December 31, 2015, $491 million for the year ended December 31, 2016, and $525 million for the year ended December 31, 2015.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Year Ended
Summary Financial Information	December 31,		December 31,
millions except per-share amounts	2016	2015	2016	2015
Consolidated Statements of Income
Revenues and Other
Oil sales	$1,454	$1,156	$4,668	$5,420
Natural-gas sales	443	395	1,564	2,007
Natural-gas liquids sales	281	189	921	833
Gathering, processing, and marketing sales	399	294	1,294	1,226
Gains (losses) on divestitures and other, net	(190)	19	(578)	(788)
Total	2,387	2,053	7,869	8,698
Costs and Expenses
Oil and gas operating	203	230	811	1,014
Oil and gas transportation	258	264	1,002	1,117
Exploration	440	384	946	2,644
Gathering, processing, and marketing	329	256	1,087	1,054
General and administrative	324	288	1,440	1,176
Depreciation, depletion, and amortization	1,099	1,022	4,301	4,603
Other taxes	114	93	536	553
Impairments	166	1,504	227	5,075
Other operating expense	64	154	118	271
Total	2,997	4,195	10,468	17,507
Operating Income (Loss)	(610)	(2,142)	(2,599)	(8,809)
Other (Income) Expense
Interest expense	233	209	890	825
Loss on early extinguishment of debt	31	—	155	—
(Gains) losses on derivatives, net	(343)	(222)	286	(99)
Other (income) expense, net	(15)	40	(101)	149
Tronox-related contingent loss	—	—	—	5
Total	(94)	27	1,230	880
Income (Loss) Before Income Taxes	(516)	(2,169)	(3,829)	(9,689)
Income tax expense (benefit)	(64)	(645)	(1,021)	(2,877)
Net Income (Loss)	(452)	(1,524)	(2,808)	(6,812)
Net income (loss) attributable to noncontrolling interests	63	(274)	263	(120)
Net Income (Loss) Attributable to Common Stockholders	$(515)	$(1,250)	$(3,071)	$(6,692)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$(0.94)	$(2.45)	$(5.90)	$(13.18)
Net income (loss) attributable to common stockholders—diluted	$(0.94)	$(2.45)	$(5.90)	$(13.18)
Average Number of Common Shares Outstanding—Basic	551	508	522	508
Average Number of Common Shares Outstanding—Diluted	551	508	522	508

Exploration Expense
Dry hole expense	$188	$193	$397	$1,052
Impairments of unproved properties	125	81	216	1,215
Geological and geophysical expense	40	63	121	168
Exploration overhead and other	87	47	212	209
Total	$440	$384	$946	$2,644

Anadarko Petroleum Corporation
(Unaudited)

	December 31,	December 31,
millions	2016	2015
Condensed Balance Sheets
Cash and cash equivalents	$3,184	$939
Accounts receivable, net of allowance	1,728	2,469
Other current assets	354	573
Net properties and equipment	32,168	33,751
Other assets	2,226	2,268
Goodwill and other intangible assets	5,904	6,331
Total Assets	$45,564	$46,331
Short-term debt	42	32
Other current liabilities	3,286	4,148
Long-term debt	15,281	15,636
Deferred income taxes	4,324	5,400
Asset retirement obligations	2,802	1,750
Other long-term liabilities	4,332	3,908
Common stock	57	52
Paid-in capital	11,875	9,265
Retained earnings	1,704	4,880
Treasury stock	(1,033)	(995)
Accumulated other comprehensive income (loss)	(391)	(383)
Total stockholders’ equity	12,212	12,819
Noncontrolling interests	3,285	2,638
Total Equity	15,497	15,457
Total Liabilities and Equity	$45,564	$46,331
Capitalization
Total debt	$15,323	$15,668
Total equity	15,497	15,457
Total	$30,820	$31,125

Capitalization Ratios
Total debt	50%	50%
Total equity	50%	50%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended December 31, 2016
United States	240	1,881	116	22	173	10	$46.31	$2.56	$24.24
Algeria	68	—	8	6	—	1	49.39	—	30.10
Other International	28	—	—	3	—	—	47.18	—	—
Total	336	1,881	124	31	173	11	$47.01	$2.56	$24.62

Quarter Ended December 31, 2015
United States	229	2,068	112	21	190	10	$37.83	$2.08	$16.86
Algeria	68	—	6	7	—	—	44.69	—	30.04
Other International	19	—	—	1	—	—	44.42	—	—
Total	316	2,068	118	29	190	10	$39.71	$2.08	$17.52

Year Ended December 31, 2016
United States	233	2,093	122	85	766	44	$39.06	$2.04	$19.32
Algeria	64	—	6	24	—	2	44.15	—	25.63
Other International	19	—	—	7	—	—	43.18	—	—
Total	316	2,093	128	116	766	46	$40.34	$2.04	$19.64

Year Ended December 31, 2015
United States	232	2,334	124	85	852	45	$45.00	$2.36	$17.03
Algeria	59	—	6	22	—	2	51.93	—	29.85
Other International	26	—	—	9	—	—	51.09	—	—
Total	317	2,334	130	116	852	47	$46.79	$2.36	$17.61

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended December 31, 2016	774		71
Quarter Ended December 31, 2015	779		71

Year Ended December 31, 2016	793		290
Year Ended December 31, 2015	836		305

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended December 31, 2016
United States	$1,025	$443	$259	$39	$—	$—
Algeria	309	—	22	—	—	—
Other International	120	—	—	—	—	—
Total	$1,454	$443	$281	$39	$—	$—

Quarter Ended December 31, 2015
United States	$799	$395	$173	$—	$84	$—
Algeria	282	—	16	—	—	—
Other International	75	—	—	—	—	—
Total	$1,156	$395	$189	$—	$84	$—

Year Ended December 31, 2016
United States	$3,330	$1,564	$861	$253	$13	$(1)
Algeria	1,043	—	60	—	—	—
Other International	295	—	—	—	—	—
Total	$4,668	$1,564	$921	$253	$13	$(1)

Year Ended December 31, 2015
United States	$3,817	$2,007	$769	$6	$312	$17
Algeria	1,125	—	64	—	—	—
Other International	478	—	—	—	—	—
Total	$5,420	$2,007	$833	$6	$312	$17

Anadarko Petroleum Corporation
Estimated Year-End Proved Reserves 2014 - 2016

MMBOE	2016	2015	2014
Proved Reserves
Beginning of year	2,057	2,858	2,792
Reserves additions and revisions
Discoveries and extensions	40	29	63
Infill-drilling additions	69	89	577
Drilling-related reserves additions and revisions	109	118	640
Other non-price-related revisions	191	289	(137)
Net organic reserves additions	300	407	503
Acquisition of proved reserves in place	97	1	—
Price-related revisions	(147)	(624)	(1)
Total reserves additions and revisions	250	(216)	502
Sales in place	(294)	(279)	(124)
Production	(291)	(306)	(312)
End of year	1,722	2,057	2,858
Proved Developed Reserves
Beginning of year	1,632	1,969	2,003
End of year	1,325	1,632	1,969

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of January 31, 2017

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Three-Way Collars
2017
WTI	68	$40.00	$50.00	$58.84
Brent	23	$40.00	$50.00	$62.64
	91	$40.00	$50.00	$59.80

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2017	682	$2.00	$2.75	$3.60

2018	250	$2.00	$2.75	$3.54

Interest-Rate Derivatives
As of January 31, 2017

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$500 Million	Sept. 2016 – 2046	Sept. 2018	6.559%	3M LIBOR
Swap	$300 Million	Sept. 2016 – 2046	Sept. 2020	6.509%	3M LIBOR
Swap	$450 Million	Sept. 2017 – 2047	Sept. 2018	6.445%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended December 31, 2016				Quarter Ended December 31, 2015
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	147	1,704	102	533	159	1,559	82	501
Deepwater Gulf of Mexico	69	82	8	91	54	115	6	79
International and Alaska	107	—	8	115	96	—	6	102
Same-Store Sales	323	1,786	118	739	309	1,674	94	682
Acquisition*	12	11	1	15	—	—	—	—
Divestitures**	1	84	5	20	7	394	24	97
Total	336	1,881	124	774	316	2,068	118	779

	Year Ended December 31, 2016				Year Ended December 31, 2015
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	155	1,737	100	545	160	1,618	92	522
Deepwater Gulf of Mexico	62	79	7	82	53	152	7	85
International and Alaska	93	—	6	99	94	—	6	100
Same-Store Sales	310	1,816	113	726	307	1,770	105	707
Acquisition*	3	3	—	4	—	—	—	—
Divestitures**	3	274	15	63	10	564	25	129
Total	316	2,093	128	793	317	2,334	130	836

*	Includes volumes related to the acquisition of Gulf of Mexico assets on December 15, 2016.

**	Includes East Chalk, Wamsutter, Ozona, Elm Grove, Hugoton, Hearne, Carthage, EOR, Bossier, and Powder River Basin CBM.
.